Exhibit 99.1

Triumph Bancorp Reports Third Quarter Net Income to Common Stockholders of $9.0 Million

DALLAS – October 17, 2018 (GLOBE NEWSWIRE) – Triumph Bancorp, Inc. (Nasdaq: TBK) (“Triumph”) today announced earnings and operating results for the third quarter of 2018.

As part of how we measure our results, we use certain non-GAAP financial measures to ascertain performance.  These non-GAAP financial measures are reconciled in the section labeled “Metrics and non-GAAP financial reconciliation” at the end of this press release.

2018 Third Quarter Highlights and Recent Developments

•	For the third quarter of 2018, net income available to common stockholders was $9.0 million. Diluted earnings per share were $0.34.
•

Adjusted diluted earnings per share were $0.51 for the quarter ended September 30, 2018, which exclude $5.9 million of transaction costs, $4.5 million net of tax, related to our acquisitions of First Bancorp of Durango, Inc. (“FBD”) and Southern Colorado Corp. (“SCC”).

•

Effective September 8, 2018, we acquired First Bancorp of Durango, Inc. and its two community banking subsidiaries, The First National Bank of Durango and Bank of New Mexico, in an all-cash transaction for $134.7 million. On the same date, we acquired Southern Colorado Corp. and its community banking subsidiary, Citizens Bank of Pagosa Springs, in an all-cash transaction for $13.3 million. As part of the FBD and SCC acquisitions, we acquired a combined $287.8 million of loans held for investment, assumed a combined $674.7 million of deposits, and recorded a combined $14.1 million of core deposit intangible assets and $72.1 million of goodwill.

•

Net income for the quarter ended September 30, 2018 was impacted by the aforementioned transaction costs and $5.8 million of provision for loan loss expense attributable to a single asset based lending relationship previously disclosed in a Form 8-K filing with the Securities and Exchange Commission on September 20, 2018.

•	Net interest margin (“NIM”) was 6.59% for the quarter ended September 30, 2018. Adjusted NIM, which excludes loan discount accretion, was 6.45%.
•	Total loans held for investment increased $315.7 million, or 9.9%, to $3.512 billion at September 30, 2018. Average loans for the quarter increased $371.7 million, or 12.7%, to $3.294 billion.
•

Triumph Business Capital grew period-end clients to 5,932 clients which is an increase of 422 clients, or 7.7%. The total dollar value of invoices purchased for the quarter ended September 30, 2018 was $1.503 billion with an average invoice price of $1,796.

•

At September 30, 2018, Triumph Business Capital had 86 clients utilizing the TriumphPay platform. For the quarter ended September 30, 2018, TriumphPay processed 65,535 invoices paying 16,125 distinct carriers a total of $95.8 million.

Balance Sheet

Total loans held for investment were $3.512 billion at September 30, 2018. We acquired loans held for investment with a combined acquisition date fair value of $287.8 million in the FBD and SCC transactions. Our commercial finance loans, which comprise 37% of the loan portfolio, were $1.284 billion at September 30, 2018, compared to $1.207 billion at June 30, 2018, an increase of $76.6 million, or 6.3% in the third quarter of 2018.

Total deposits were $3.439 billion at September 30, 2018, an increase of $814.1 million or 31.0% in the third quarter of 2018.  We assumed deposits with a combined acquisition date fair value of $674.7 million in the FBD and SCC transactions. Non-interest-bearing deposits accounted for 20% of total deposits and non-time deposits accounted for 61% of total deposits at September 30, 2018.

Net Interest Income

We earned net interest income for the quarter ended September 30, 2018 of $61.8 million compared to $53.3 million for the quarter ended June 30, 2018.

Yields on loans for the quarter ended September 30, 2018 were up 24 bps from the prior quarter to 8.33% (up 59 bps from the prior quarter to 8.18% adjusted to exclude loan discount accretion). The average cost of our total deposits was 0.85% for the quarter ended September 30, 2018 compared to 0.73% for the quarter ended June 30, 2018, on an annualized basis.

Asset Quality

Non-performing assets decreased 35 bps from June 30, 2018 to 0.93% of total assets at September 30, 2018.  The ratio of past due to total loans decreased to 2.23% at September 30, 2018 from 2.54% at June 30, 2018. We recorded total net charge-offs of $4.1 million, or 0.12% of average loans, for the quarter ended September 30, 2018 compared to net charge-offs of $0.4 million, or 0.01% of average loans, for the quarter ended June 30, 2018.

We recorded a provision for loan losses of $6.8 million for the quarter ended September 30, 2018 which includes the $5.8 million impact attributable to a single asset based lending relationship. We recorded a provision of $4.9 million for the quarter ended June 30, 2018. From June 30, 2018 to September 30, 2018, our ALLL increased from $24.5 million or 0.77% of total loans to $27.3 million or 0.78% of total loans.

Non-Interest Income and Expense

We earned non-interest income for the quarter ended September 30, 2018 of $6.1 million compared to $4.9 million for the quarter ended June 30, 2018. Non-interest income for the quarter ended September 30, 2018 was negatively impacted by a $0.5 million increase in the fair value of the contingent consideration liability related to the Interstate Capital Corporation acquisition.

For the quarter ended September 30, 2018, non-interest expense totaled $48.9 million, compared to $37.4 million for the quarter ended June 30, 2018. Non-interest expense for the quarter ended September 30, 2018 included transaction costs related to the FBD and SCC acquisitions of $5.9 million. Non-interest expense for the quarter ended June 30, 2018 included transaction costs related to the Interstate Capital Corporation acquisition of $1.1 million.

Conference Call Information

Aaron P. Graft, Vice Chairman and CEO and Bryce Fowler, CFO will review the quarterly results in a conference call for investors and analysts beginning at 7:00 a.m. Central Time on Thursday, October 18, 2018. Dan Karas, Chief Lending Officer, will also be available for questions.

To participate in the live conference call, please dial 1-855-940-9472 (Canada: 1-855-669-9657) and request to be joined into the Triumph Bancorp, Inc. (TBK) call.  A simultaneous audio-only webcast may be accessed via the Company's website at www.triumphbancorp.com through the Investor Relations, News & Events, Webcasts and Presentations links, or through a direct link here at: https://services.choruscall.com/links/tbk181018.html.  An archive of this conference call will subsequently be available at this same location on the Company’s website.

About Triumph

Triumph Bancorp, Inc. (Nasdaq: TBK) is a financial holding company headquartered in Dallas, Texas.  Triumph offers a diversified line of community banking and commercial finance products through its bank subsidiary, TBK Bank, SSB. www.triumphbancorp.com

Forward-Looking Statements

This press release contains forward-looking statements. Any statements about our expectations, beliefs, plans, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. You can identify forward-looking statements by the use of forward-looking terminology such as “believes,” “expects,” “could,” “may,” “will,” “should,” “seeks,” “likely,” “intends,” “plans,” “pro forma,” “projects,” “estimates” or “anticipates” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and we may not be able to realize them. We do not guarantee that the transactions and events described will happen as described (or that they will happen at all). The following factors, among others, could cause actual results and future events to differ materially from those set forth or contemplated in the forward-looking statements: business and economic conditions generally and in the bank and non-bank financial services industries, nationally and within our local market areas; our ability to mitigate our risk exposures; our ability to maintain our historical earnings trends; risks related to the integration of acquired businesses (including our acquisitions of First Bancorp of Durango, Inc., Southern Colorado Corp., the operating assets of Interstate Capital Corporation and certain of its affiliates, Valley Bancorp, Inc., and nine branches from Independent Bank in Colorado) and any future acquisitions; changes in management personnel; interest rate risk; concentration of our factoring services in the transportation industry; credit risk associated with our loan portfolio; lack of seasoning in our loan portfolio; deteriorating asset quality and higher loan charge-offs; time and effort necessary to resolve nonperforming assets; inaccuracy of the assumptions and estimates we make in establishing reserves for probable loan losses and other estimates; lack of liquidity; fluctuations in the fair value and liquidity of the securities we hold for sale; impairment of investment securities, goodwill, other intangible assets, or deferred tax assets; our risk management strategies; environmental liability associated with our lending activities; increased competition in the bank and non-bank financial services industries, nationally, regionally, or locally, which may adversely affect pricing and terms; the accuracy of our financial statements and related disclosures; material weaknesses in our internal control over financial reporting; system failures or failures to prevent breaches of our network security; the institution and outcome of litigation and other legal proceedings against us or to which we become subject; changes in carry-forwards of net operating losses; changes in federal tax law or policy; the impact of recent and future legislative and regulatory changes, including changes in banking, securities, and tax laws and regulations, such as the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and their application by our regulators; governmental monetary and fiscal policies; changes in the scope and cost of the Federal Deposit Insurance Corporation insurance and other coverages; failure to receive regulatory approval for future acquisitions; and increases in our capital requirements.

While forward-looking statements reflect our good-faith beliefs, they are not guarantees of future performance. All forward-looking statements are necessarily only estimates of future results. Accordingly, actual results may differ materially from those expressed in or contemplated by the particular forward-looking statement, and, therefore, you are cautioned not to place undue reliance on such statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events or circumstances, except as required by applicable law. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" and the forward-looking statement disclosure contained in Triumph’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2018.

Non-GAAP Financial Measures

This press release includes certain non‐GAAP financial measures intended to supplement, not substitute for, comparable GAAP measures. Reconciliations of non‐GAAP financial measures to GAAP financial measures are provided at the end of this press release.

The following table sets forth key metrics used by Triumph to monitor its operations. Footnotes in this table can be found in our definitions of non-GAAP financial measures at the end of this document.

	As of and for the Three Months Ended					As of and for the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Financial Highlights:
Total assets	$4,537,102	$3,794,631	$3,405,010	$3,499,033	$2,906,161	$4,537,102	$2,906,161
Loans held for investment	$3,512,143	$3,196,462	$2,873,985	$2,810,856	$2,425,463	$3,512,143	$2,425,463
Deposits	$3,439,049	$2,624,942	$2,533,498	$2,621,348	$2,012,545	$3,439,049	$2,012,545
Net income available to common stockholders	$8,975	$12,192	$11,878	$6,111	$9,587	$33,045	$29,335

Performance Ratios - Annualized:
Return on average assets	0.90%	1.37%	1.43%	0.79%	1.36%	1.21%	1.46%
Return on average total equity	5.88%	8.53%	12.20%	6.35%	10.71%	8.40%	12.44%
Return on average common equity	5.85%	8.54%	12.30%	6.30%	10.79%	8.41%	12.58%
Return on average tangible common equity (1)	7.57%	9.95%	14.75%	7.33%	12.28%	10.27%	14.65%
Yield on loans	8.33%	8.09%	7.65%	7.73%	7.44%	8.05%	7.47%
Adjusted yield on loans (1)	8.18%	7.59%	7.36%	7.47%	7.20%	7.74%	7.14%
Cost of interest bearing deposits	1.08%	0.93%	0.86%	0.84%	0.80%	0.96%	0.75%
Cost of total deposits	0.85%	0.73%	0.68%	0.67%	0.64%	0.76%	0.61%
Cost of total funds	1.16%	1.06%	0.95%	0.92%	0.90%	1.06%	0.84%
Net interest margin	6.59%	6.36%	6.06%	6.16%	5.90%	6.35%	5.82%
Adjusted net interest margin (1)	6.45%	5.92%	5.81%	5.93%	5.69%	6.08%	5.54%
Net non-interest expense to average assets	4.19%	3.59%	3.43%	3.65%	3.35%	3.76%	2.63%
Adjusted net non-interest expense to average assets (1)	3.62%	3.47%	3.56%	3.43%	3.35%	3.55%	3.40%
Efficiency ratio	72.15%	64.26%	65.09%	66.74%	64.61%	67.50%	61.68%
Adjusted efficiency ratio (1)	63.49%	62.38%	66.45%	63.35%	64.61%	63.98%	67.82%

Asset Quality:(2)
Past due to total loans	2.23%	2.54%	2.41%	2.33%	2.22%	2.23%	2.22%
Non-performing loans to total loans	1.13%	1.43%	1.41%	1.38%	1.25%	1.13%	1.25%
Non-performing assets to total assets	0.93%	1.28%	1.47%	1.39%	1.42%	0.93%	1.42%
ALLL to non-performing loans	68.82%	53.57%	49.52%	48.41%	67.33%	68.82%	67.33%
ALLL to total loans	0.78%	0.77%	0.70%	0.67%	0.84%	0.78%	0.84%
Net charge-offs to average loans	0.12%	0.01%	0.05%	0.06%	0.00%	0.19%	0.22%

Capital:
Tier 1 capital to average assets(3)	11.75%	15.00%	11.23%	11.80%	13.50%	11.75%	13.50%
Tier 1 capital to risk-weighted assets(3)	11.16%	14.68%	11.54%	11.15%	13.45%	11.20%	13.45%
Common equity tier 1 capital to risk-weighted assets(3)	9.96%	13.32%	10.05%	9.70%	11.95%	10.00%	11.95%
Total capital to risk-weighted assets(3)	13.05%	16.73%	13.66%	13.21%	15.91%	13.09%	15.91%
Total equity to total assets	13.59%	16.00%	11.83%	11.19%	13.29%	13.59%	13.29%
Tangible common stockholders' equity to tangible assets(1)	9.35%	13.05%	9.86%	9.26%	11.66%	9.35%	11.66%

Per Share Amounts:
Book value per share	$23.10	$22.76	$18.89	$18.35	$18.08	$23.10	$18.08
Tangible book value per share (1)	$15.42	$18.27	$15.82	$15.29	$16.04	$15.42	$16.04
Basic earnings per common share	$0.34	$0.48	$0.57	$0.29	$0.48	$1.37	$1.58
Diluted earnings per common share	$0.34	$0.47	$0.56	$0.29	$0.47	$1.35	$1.53
Adjusted diluted earnings per common share(1)	$0.51	$0.50	$0.52	$0.34	$0.47	$1.53	$1.02
Shares outstanding end of period	26,279,761	26,260,785	20,824,509	20,820,445	20,820,900	26,279,761	20,820,900

Unaudited consolidated balance sheet as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
ASSETS
Total cash and cash equivalents	$282,409	$133,365	$106,046	$134,129	$80,557
Securities - available for sale	355,981	183,184	192,916	250,603	207,301
Securities - held to maturity	8,403	8,673	8,614	8,557	17,999
Equity securities	4,981	5,025	4,925	5,006	2,025
Loans held for sale	683	—	—	—	—
Loans held for investment	3,512,143	3,196,462	2,873,985	2,810,856	2,425,463
Allowance for loan and lease losses	(27,256)	(24,547)	(20,022)	(18,748)	(20,367)
Loans, net	3,484,887	3,171,915	2,853,963	2,792,108	2,405,096
Assets held for sale	—	—	—	71,362	—
FHLB stock	23,109	19,223	16,508	16,006	16,076
Premises and equipment, net	82,935	68,313	62,826	62,861	43,678
Other real estate owned ("OREO"), net	2,442	2,528	9,186	9,191	10,753
Goodwill and intangible assets, net	201,842	117,777	63,923	63,778	42,452
Bank-owned life insurance	40,339	40,168	44,534	44,364	37,025
Deferred tax asset, net	8,137	8,810	8,849	8,959	14,130
Other assets	40,954	35,650	32,720	32,109	29,069
Total assets	$4,537,102	$3,794,631	$3,405,010	$3,499,033	$2,906,161
LIABILITIES
Non-interest bearing deposits	$697,903	$561,033	$548,991	$564,225	$403,643
Interest bearing deposits	2,741,146	2,063,909	1,984,507	2,057,123	1,608,902
Total deposits	3,439,049	2,624,942	2,533,498	2,621,348	2,012,545
Customer repurchase agreements	13,248	10,509	6,751	11,488	19,869
Federal Home Loan Bank advances	330,000	420,000	355,000	365,000	385,000
Subordinated notes	48,903	48,878	48,853	48,828	48,804
Junior subordinated debentures	38,966	38,849	38,734	38,623	33,047
Other liabilities	50,295	44,228	19,230	22,048	20,799
Total liabilities	3,920,461	3,187,406	3,002,066	3,107,335	2,520,064
EQUITY
Preferred stock series A	4,550	4,550	4,550	4,550	4,550
Preferred stock series B	5,108	5,108	5,108	5,108	5,108
Common stock	264	264	209	209	209
Additional paid-in-capital	458,920	457,980	265,406	264,855	264,531
Treasury stock, at cost	(2,285)	(2,254)	(1,853)	(1,784)	(1,760)
Retained earnings	152,401	143,426	131,234	119,356	113,245
Accumulated other comprehensive income	(2,317)	(1,849)	(1,710)	(596)	214
Total equity	616,641	607,225	402,944	391,698	386,097
Total liabilities and equity	$4,537,102	$3,794,631	$3,405,010	$3,499,033	$2,906,161

Unaudited consolidated statement of income:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Interest income:
Loans, including fees	$41,257	$38,148	$36,883	$34,856	$30,863	$116,288	$86,711
Factored receivables, including fees	27,939	20,791	15,303	15,000	12,198	64,033	32,177
Securities	1,551	1,179	1,310	1,819	1,655	4,040	5,004
FHLB stock	147	101	105	78	51	353	129
Cash deposits	865	1,030	517	464	370	2,412	986
Total interest income	71,759	61,249	54,118	52,217	45,137	187,126	125,007
Interest expense:
Deposits	6,219	4,631	4,277	3,884	3,272	15,127	9,198
Subordinated notes	837	838	837	836	837	2,512	2,508
Junior subordinated debentures	714	713	597	520	495	2,024	1,435
Other borrowings	2,207	1,810	1,277	1,181	1,021	5,294	1,978
Total interest expense	9,977	7,992	6,988	6,421	5,625	24,957	15,119
Net interest income	61,782	53,257	47,130	45,796	39,512	162,169	109,888
Provision for loan losses	6,803	4,906	2,548	1,931	572	14,257	9,697
Net interest income after provision for loan losses	54,979	48,351	44,582	43,865	38,940	147,912	100,191
Non-interest income:
Service charges on deposits	1,412	1,210	1,145	1,178	1,046	3,767	3,003
Card income	1,877	1,394	1,244	1,122	956	4,515	2,700
Net OREO gains (losses) and valuation adjustments	65	(528)	(88)	(764)	15	(551)	(86)
Net gains (losses) on sale of securities	—	—	(272)	—	35	(272)	35
Fee income	1,593	1,121	800	658	625	3,514	1,845
Insurance commissions	1,113	819	714	857	826	2,646	2,125
Asset management fees	—	—	—	—	—	—	1,717
Gain on sale of subsidiary	—	—	1,071	—	—	1,071	20,860
Other	(1)	929	558	947	668	1,486	4,459
Total non-interest income	6,059	4,945	5,172	3,998	4,171	16,176	36,658
Non-interest expense:
Salaries and employee benefits	24,695	20,527	19,404	18,009	16,717	64,626	54,687
Occupancy, furniture and equipment	3,553	3,014	3,054	2,728	2,398	9,621	7,105
FDIC insurance and other regulatory assessments	363	383	199	411	294	945	790
Professional fees	3,384	2,078	1,640	2,521	1,465	7,102	4,671
Amortization of intangible assets	2,064	1,361	1,117	2,309	870	4,542	2,892
Advertising and promotion	1,609	1,300	1,029	573	804	3,938	2,653
Communications and technology	7,252	3,271	3,359	2,291	2,145	13,882	6,552
Other	6,026	5,469	4,240	4,389	3,532	15,735	11,033
Total non-interest expense	48,946	37,403	34,042	33,231	28,225	120,391	90,383
Net income before income tax	12,092	15,893	15,712	14,632	14,886	43,697	46,466
Income tax expense	2,922	3,508	3,644	8,327	5,104	10,074	16,551
Net income	$9,170	$12,385	$12,068	$6,305	$9,782	$33,623	$29,915
Dividends on preferred stock	(195)	(193)	(190)	(194)	(195)	(578)	(580)
Net income available to common stockholders	$8,975	$12,192	$11,878	$6,111	$9,587	$33,045	$29,335

Earnings per share:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017	2018	2017
Basic
Net income to common stockholders	$8,975	$12,192	$11,878	$6,111	$9,587	$33,045	$29,335
Weighted average common shares outstanding	26,178,194	25,519,108	20,721,363	20,717,548	19,811,577	24,159,543	18,600,009
Basic earnings per common share	$0.34	$0.48	$0.57	$0.29	$0.48	$1.37	$1.58

Diluted
Net income to common stockholders	$8,975	$12,192	$11,878	$6,111	$9,587	$33,045	$29,335
Dilutive effect of preferred stock	195	193	190	194	195	578	580
Net income to common stockholders - diluted	$9,170	$12,385	$12,068	$6,305	$9,782	$33,623	$29,915
Weighted average common shares outstanding	26,178,194	25,519,108	20,721,363	20,717,548	19,811,577	24,159,543	18,600,009
Dilutive effects of:
Assumed conversion of Preferred A	315,773	315,773	315,773	315,773	315,773	315,773	315,773
Assumed conversion of Preferred B	354,471	354,471	354,471	354,471	354,471	354,471	354,471
Assumed exercises of stock warrants	—	—	—	—	54,476	—	110,089
Assumed exercises of stock options	90,320	86,821	83,872	56,359	45,788	86,728	42,084
Restricted stock awards	45,796	37,417	85,045	74,318	63,384	55,087	65,999
Restricted stock units	7,276	2,288	—	—	—	2,706	—
Performance stock units	—	—	—	—	—	—	—
Weighted average shares outstanding - diluted	26,991,830	26,315,878	21,560,524	21,518,469	20,645,469	24,974,308	19,488,425
Diluted earnings per common share	$0.34	$0.47	$0.56	$0.29	$0.47	$1.35	$1.53

Shares that were not considered in computing diluted earnings per common share because they were antidilutive are as follows:

	For the Three Months Ended					For the Nine Months Ended
	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
	2018	2018	2018	2017	2017	2018	2017
Assumed conversion of Preferred A	—	—	—	—	—	—	—
Assumed conversion of Preferred B	—	—	—	—	—	—	—
Stock options	51,952	51,952	—	57,926	58,442	51,952	58,442
Restricted stock awards	14,513	—	—	—	—	14,513	—
Restricted stock units	—	—	—	—	—	—	—
Performance stock units	59,658	59,658	—	—	—	59,658	—

Loans held for investment summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Commercial real estate	$906,494	$766,839	$781,006	$745,893	$574,530
Construction, land development, land	190,920	147,852	143,876	134,812	141,368
1-4 family residential properties	194,752	122,653	122,979	125,827	96,032
Farmland	177,313	177,060	184,064	180,141	130,471
Commercial	1,123,598	1,006,443	930,283	920,812	890,372
Factored receivables	611,285	603,812	397,145	374,410	341,880
Consumer	31,423	28,775	29,244	31,131	30,093
Mortgage warehouse	276,358	343,028	285,388	297,830	220,717
Total loans	$3,512,143	$3,196,462	$2,873,985	$2,810,856	$2,425,463

A portion of our total loans held for investment portfolio consists of traditional community bank loans as well as commercial finance products offered under our commercial finance brands on a nationwide basis. Commercial finance loans are further summarized below:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Equipment	$323,832	$290,314	$260,502	$254,119	$226,120
Asset based lending (General)	273,096	261,412	230,314	213,471	193,884
Asset based lending (Healthcare)	—	—	—	—	67,889
Premium finance	75,293	51,416	48,561	55,520	57,083
Factored receivables	611,285	603,812	397,145	374,410	341,880
Commercial finance	$1,283,506	$1,206,954	$936,522	$897,520	$886,856

Commercial finance % of total loans	37%	38%	33%	32%	37%

Additional information pertaining to our loan portfolio, summarized as of and for the quarters ended:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Average community banking	$2,039,624	$1,897,678	$1,816,921	$1,637,195	$1,463,401
Average commercial finance(1)	1,254,095	1,024,369	949,938	921,579	831,955
Average total loans	$3,293,719	$2,922,047	$2,766,859	$2,558,774	$2,295,356
Community banking yield	5.68%	5.80%	5.81%	5.87%	5.60%
Commercial finance yield(1)	12.66%	12.08%	11.17%	11.03%	10.62%
Total loan yield	8.33%	8.09%	7.65%	7.73%	7.44%

(1) Includes assets held for sale for the periods ended March 31, 2018 and December 31, 2017

Information pertaining to our factoring segment, which includes only factoring originated by our Triumph Business Capital subsidiary, summarized as of and for the quarters ended:

	September 30,	June 30,	March 31,	December 31,	September 30,
	2018	2018	2018	2017	2017
Factored receivable period end balance	$579,985,000	$577,548,000	$372,771,000	$346,293,000	$315,742,000
Yield on average receivable balance	18.96%	18.70%	17.40%	16.91%	16.64%
Rolling twelve quarter annual charge-off rate	0.38%	0.41%	0.50%	0.41%	0.44%
Factored receivables - transportation concentration	83%	84%	86%	84%	84%

Interest income, including fees	$27,420,000	$20,314,000	$14,780,000	$14,518,000	$11,736,000
Non-interest income	942,000	920,000	590,000	535,000	774,000
Factored receivable total revenue	28,362,000	21,234,000	15,370,000	15,053,000	12,510,000
Average net funds employed	525,499,000	398,096,000	316,488,000	309,614,000	260,384,000
Yield on average net funds employed	21.41%	21.39%	19.70%	19.29%	19.06%

Accounts receivable purchased	$1,503,049,000	$1,162,810,000	$912,336,000	$872,373,000	$732,406,000
Number of invoices purchased	836,771	656,429	521,906	511,879	476,370
Average invoice size	$1,796	$1,771	$1,751	$1,705	$1,537
Average invoice size - transportation	$1,666	$1,695	$1,662	$1,647	$1,486
Average invoice size - non-transportation	$3,267	$2,522	$2,627	$2,251	$1,965

Net new clients	422	2,072	280	233	235
Period end clients	5,932	5,510	3,438	3,158	2,925

Deposits summarized as of:

	September 30,	June 30,	March 31,	December 31,	September 30,
(Dollars in thousands)	2018	2018	2018	2017	2017
Non-interest bearing demand	$697,903	$561,033	$548,991	$564,225	$403,643
Interest bearing demand	608,775	358,246	392,947	403,244	284,282
Individual retirement accounts	118,459	101,380	105,558	108,505	97,186
Money market	413,402	268,699	283,354	283,969	189,177
Savings	373,062	239,127	244,103	235,296	158,464
Certificates of deposit	854,048	751,290	783,651	837,384	770,599
Brokered deposits	373,400	345,167	174,894	188,725	109,194
Total deposits	$3,439,049	$2,624,942	$2,533,498	$2,621,348	$2,012,545

Net interest margin summarized for the three months ended:

	September 30, 2018			June 30, 2018
	Average		Average	Average		Average
(Dollars in thousands)	Balance	Interest	Rate	Balance	Interest	Rate
Interest earning assets:
Interest earning cash balances	$156,876	$865	2.19%	$217,605	$1,030	1.90%
Taxable securities	183,238	1,207	2.61%	168,182	1,024	2.44%
Tax-exempt securities	66,208	344	2.06%	35,016	155	1.78%
FHLB stock	20,984	147	2.78%	18,297	101	2.21%
Loans	3,293,719	69,196	8.33%	2,922,047	58,939	8.09%
Total interest earning assets	$3,721,025	$71,759	7.65%	$3,361,147	$61,249	7.31%
Non-interest earning assets:
Other assets	339,535			267,813
Total assets	$4,060,560			$3,628,960
Interest bearing liabilities:
Deposits:
Interest bearing demand	$418,226	$200	0.19%	$381,114	$215	0.23%
Individual retirement accounts	105,774	339	1.27%	103,358	315	1.22%
Money market	303,843	594	0.78%	256,841	335	0.52%
Savings	272,230	60	0.09%	241,029	30	0.05%
Certificates of deposit	793,685	3,068	1.53%	767,484	2,593	1.36%
Brokered deposits	384,337	1,958	2.02%	246,089	1,143	1.86%
Total deposits	2,278,095	6,219	1.08%	1,995,915	4,631	0.93%
Subordinated notes	48,890	837	6.79%	48,864	838	6.88%
Junior subordinated debentures	38,905	714	7.28%	38,787	713	7.37%
Other borrowings	425,781	2,207	2.06%	385,646	1,810	1.88%
Total interest bearing liabilities	$2,791,671	$9,977	1.42%	$2,469,212	$7,992	1.30%
Non-interest bearing liabilities and equity:
Non-interest bearing demand deposits	608,245			553,309
Other liabilities	41,961			23,823
Total equity	618,683			582,616
Total liabilities and equity	$4,060,560			$3,628,960
Net interest income		$61,782			$53,257
Interest spread			6.23%			6.01%
Net interest margin			6.59%			6.36%

Metrics and non-GAAP financial reconciliation:

	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
except per share amounts)	2018	2018	2018	2017	2017	2018	2017
Net income available to common stockholders	$8,975	$12,192	$11,878	$6,111	$9,587	$33,045	$29,335
Gain on sale of subsidiary	—	—	(1,071)	—	—	(1,071)	(20,860)
Incremental bonus related to transaction	—	—	—	—	—	—	4,814
Transaction related costs	5,871	1,094	—	1,688	—	6,965	325
Tax effect of adjustments	(1,392)	(257)	248	(601)	—	(1,401)	5,754
Adjusted net income available to common stockholders	$13,454	$13,029	$11,055	$7,198	$9,587	$37,538	$19,368
Dilutive effect of convertible preferred stock	195	193	190	194	195	578	580
Adjusted net income available to common stockholders - diluted	$13,649	$13,222	$11,245	$7,392	$9,782	$38,116	$19,948

Weighted average shares outstanding - diluted	26,991,830	26,315,878	21,560,524	21,518,469	20,645,469	24,974,308	19,488,425
Adjusted effects of assumed Preferred Stock conversion	—	—	—	—	—	—	—
Adjusted weighted average shares outstanding - diluted	26,991,830	26,315,878	21,560,524	21,518,469	20,645,469	24,974,308	19,488,425
Adjusted diluted earnings per common share	$0.51	$0.50	$0.52	$0.34	$0.47	$1.53	$1.02

Net income available to common stockholders	$8,975	$12,192	$11,878	$6,111	$9,587	$33,045	$29,335
Average tangible common equity	470,553	491,492	326,614	330,819	309,624	430,080	267,633
Return on average tangible common equity	7.57%	9.95%	14.75%	7.33%	12.28%	10.27%	14.65%

Adjusted efficiency ratio:
Net interest income	$61,782	$53,257	$47,130	$45,796	$39,512	$162,169	$109,888
Non-interest income	6,059	4,945	5,172	3,998	4,171	16,176	36,658
Operating revenue	67,841	58,202	52,302	49,794	43,683	178,345	146,546
Gain on sale of subsidiary	—	—	(1,071)	—	—	(1,071)	(20,860)
Adjusted operating revenue	$67,841	$58,202	$51,231	$49,794	$43,683	$177,274	$125,686
Non-interest expenses	$48,946	$37,403	$34,042	$33,231	$28,225	$120,391	$90,383
Incremental bonus related to transaction	—	—	—	—	—	—	(4,814)
Transaction related costs	(5,871)	(1,094)	—	(1,688)	—	(6,965)	(325)
Adjusted non-interest expenses	$43,075	$36,309	$34,042	$31,543	$28,225	$113,426	$85,244
Adjusted efficiency ratio	63.49%	62.38%	66.45%	63.35%	64.61%	63.98%	67.82%

Adjusted net non-interest expense to average assets ratio:
Non-interest expenses	$48,946	$37,403	$34,042	$33,231	$28,225	$120,391	$90,383
Incremental bonus related to transaction	—	—	—	—	—	—	(4,814)
Transaction related costs	(5,871)	(1,094)	—	(1,688)	—	(6,965)	(325)
Adjusted non-interest expenses	$43,075	$36,309	$34,042	$31,543	$28,225	$113,426	$85,244

Total non-interest income	$6,059	$4,945	$5,172	$3,998	$4,171	$16,176	$36,658
Gain on sale of subsidiary	—	—	(1,071)	—	—	(1,071)	(20,860)
Adjusted non-interest income	$6,059	$4,945	$4,101	$3,998	$4,171	$15,105	$15,798
Adjusted net non-interest expenses	$37,016	$31,364	$29,941	$27,545	$24,054	$98,321	$69,446
Average total assets	$4,060,560	$3,628,960	$3,410,883	$3,181,697	$2,849,170	$3,702,513	$2,731,426
Adjusted net non-interest expense to average assets ratio	3.62%	3.47%	3.56%	3.43%	3.35%	3.55%	3.40%

	As of and for the Three Months Ended					As of and for the Nine Months Ended
(Dollars in thousands,	September 30,	June 30,	March 31,	December 31,	September 30,	September 30,	September 30,
except per share amounts)	2018	2018	2018	2017	2017	2018	2017
Reported yield on loans	8.33%	8.09%	7.65%	7.73%	7.44%	8.05%	7.47%
Effect of accretion income on acquired loans	(0.15%)	(0.50%)	(0.29%)	(0.26%)	(0.24%)	(0.31%)	(0.33%)
Adjusted yield on loans	8.18%	7.59%	7.36%	7.47%	7.20%	7.74%	7.14%

Reported net interest margin	6.59%	6.36%	6.06%	6.16%	5.90%	6.35%	5.82%
Effect of accretion income on acquired loans	(0.14%)	(0.44%)	(0.25%)	(0.23%)	(0.21%)	(0.27%)	(0.28%)
Adjusted net interest margin	6.45%	5.92%	5.81%	5.93%	5.69%	6.08%	5.54%

Total stockholders' equity	$616,641	$607,225	$402,944	$391,698	$386,097	$616,641	$386,097
Preferred stock liquidation preference	(9,658)	(9,658)	(9,658)	(9,658)	(9,658)	(9,658)	(9,658)
Total common stockholders' equity	606,983	597,567	393,286	382,040	376,439	606,983	376,439
Goodwill and other intangibles	(201,842)	(117,777)	(63,923)	(63,778)	(42,452)	(201,842)	(42,452)
Tangible common stockholders' equity	$405,141	$479,790	$329,363	$318,262	$333,987	$405,141	$333,987
Common shares outstanding	26,279,761	26,260,785	20,824,509	20,820,445	20,820,900	26,279,761	20,820,900
Tangible book value per share	$15.42	$18.27	$15.82	$15.29	$16.04	$15.42	$16.04

Total assets at end of period	$4,537,102	$3,794,631	$3,405,010	$3,499,033	$2,906,161	$4,537,102	$2,906,161
Goodwill and other intangibles	(201,842)	(117,777)	(63,923)	(63,778)	(42,452)	(201,842)	(42,452)
Adjusted total assets at period end	$4,335,260	$3,676,854	$3,341,087	$3,435,255	$2,863,709	$4,335,260	$2,863,709
Tangible common stockholders' equity ratio	9.35%	13.05%	9.86%	9.26%	11.66%	9.35%	11.66%
1)

Triumph uses certain non-GAAP financial measures to provide meaningful supplemental information regarding Triumph's operational performance and to enhance investors' overall understanding of such financial performance.  The non-GAAP measures used by Triumph include the following:

•

“Adjusted diluted earnings per common share” is defined as adjusted net income available to common stockholders divided by adjusted weighted average diluted common shares outstanding.  Excluded from net income available to common stockholders are material gains and expenses related to merger and acquisition-related activities, including divestitures, net of tax. In our judgment, the adjustments made to net income available to common stockholders allow management and investors to better assess our performance in relation to our core net income by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.  Weighted average diluted common shares outstanding are adjusted as a result of changes in their dilutive properties given the gain and expense adjustments described herein.

•	"Tangible common stockholders' equity" is common stockholders' equity less goodwill and other intangible assets.
•	"Total tangible assets" is defined as total assets less goodwill and other intangible assets.
•

"Tangible book value per share" is defined as tangible common stockholders' equity divided by total common shares outstanding. This measure is important to investors interested in changes from period-to-period in book value per share exclusive of changes in intangible assets.

•

"Tangible common stockholders' equity ratio" is defined as the ratio of tangible common stockholders' equity divided by total tangible assets. We believe that this measure is important to many investors in the marketplace who are interested in relative changes from period-to period in common equity and total assets, each exclusive of changes in intangible assets.

•	"Return on Average Tangible Common Equity" is defined as net income available to common stockholders divided by average tangible common stockholders' equity.
•

"Adjusted efficiency ratio" is defined as non-interest expenses divided by our operating revenue, which is equal to net interest income plus non-interest income. Also excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures. In our judgment, the adjustments made to operating revenue and non-interest expense allow management and investors to better assess our performance in relation to our core operating revenue by removing the volatility associated with certain acquisition-related items and other discrete items that are unrelated to our core business.

•

"Adjusted net non-interest expense to average total assets" is defined as non-interest expenses net of non-interest income divided by total average assets. Excluded are material gains and expenses related to merger and acquisition-related activities, including divestitures.  This metric is used by our management to better assess our operating efficiency.

•

"Adjusted yield on loans" is our yield on loans after excluding loan discount accretion from our acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on our yield on loans, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

•

“Adjusted net interest margin” is net interest margin after excluding loan accretion from the acquired loan portfolio.  Our management uses this metric to better assess the impact of purchase accounting on net interest margin, as the effect of loan discount accretion is expected to decrease as the acquired loans pay down or mature and are removed from our balance sheet.

2)	Asset quality ratios exclude loans held for sale, except for non-performing assets to total assets.
3)	Current quarter ratios are preliminary.

Source: Triumph Bancorp, Inc.

###

Investor Relations:

Luke Wyse

Senior Vice President, Finance & Investor Relations

lwyse@tbkbank.com

214-365-6936

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Amanda Tavackoli

Senior Vice President, Marketing & Communication

atavackoli@tbkbank.com

214-365-6930